Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation of our report dated February 27, 1998, which is incorportred in this Annual Report of Gibbs Construction, Inc. on Form 10-K.


/s/ Killman, Murrell & Company, P.C.

Killman, Murrell & Company, P.C.

June 9 1998


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